EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 27, 2011, relating to the consolidated financial statements and financial statement schedule of Frederick’s of Hollywood Group Inc. and subsidiaries (the “Company”), which appears in the Company’s July 30, 2011 Annual Report on Form 10-K, and to the reference of our firm under the heading “Experts” in the prospectus.

/s/ Mayer Hoffman McCann CPAs
(The New York Practice of Mayer Hoffman McCann P.C.)
July 20, 2012